Exhibit 10(v)-12
First Amendment to Guaranty
     This First Amendment to Guaranty dated as of September 30, 2008 (the or this “Amendment”) to the Guaranty Agreement referred to below is among EnergySouth, Inc., a Delaware corporation (the “Guarantor”), and each of the institutions which is a signatory to this Amendment (collectively, the “Noteholders”).
R e c i t a l s :
     A. Bay Gas Storage Company, Ltd., an Alabama limited partnership (the “Company”), and Regions Bank, an Alabama banking corporation, as trustee (the “Trustee”), have heretofore entered into the Trust Indenture and Security Agreement dated as of December 1, 2000 (the “Indenture”) pursuant to which the Company issued its Series 8.45% Senior Secured Notes due December 1, 2017 (the “Notes”).
     B. As a condition to the issuance of the Notes, the Guarantor executed the Guaranty Agreement dated as of December 1, 2000 (the “Guaranty”), pursuant to which the Guarantor guaranteed unto the Trustee, for the benefit of the Noteholders, the payment of the principal of, premium, if any, and interest on the Notes, the payment upon the demand by the Trustee of costs and expenses expended or incurred in connection with the Notes, the Note Agreements (as defined in the Guaranty), the Indenture or the Guaranty, and the performance of all obligations of the Company under the Indenture, the Notes and the Note Agreements (as defined in the Guaranty).
     C. The Company and the Noteholders now desire to amend certain provisions of the Guaranty as of September 30, 2008 (the “Effective Date”) in the respects, but only in the respects, hereinafter set forth.
     D. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Guaranty unless herein defined or the context shall otherwise require.
     Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3 hereof, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Guarantor and the Noteholders do hereby agree as follows:
Section 1. Amendment to Guaranty and Waiver of Notice.
     Section 1.1. The following definition in Section 7.1 of the Guaranty shall be and is hereby amended to read as follows:
     “Consolidated Net Income Available for Fixed Charges” for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b)(i) all provisions for any Federal, state or other income taxes made by the Guarantor and its Subsidiaries during such

EnergySouth, Inc.	First Amendment to Guaranty
period, (ii) Consolidated Fixed Charges of the Guarantor and its Subsidiaries during such period, and (iii) the Excluded Merger Transaction Expenses (up to the maximum amount specified in the definition for such term).
     Section 1.2. Section 7.1 of the Guaranty shall be and is hereby amended by adding, in appropriate alphabetical order, the following definitions:
     “Excluded Merger Transaction Expenses” shall mean, collectively: (i) the aggregate of the investment banking, financial advisory and legal fees, printing and proxy solicitation costs, and other one-time costs and expenses paid by the Guarantor with respect to the Merger Transaction, in a total amount not to exceed $12,500,000; and (ii) accelerated equity and equity based award payments required to be expensed by the Guarantor in connection with the Merger Transaction, in a total amount not to exceed (x) $2,500,000, less (y) any such amounts paid or reimbursed, or agreed to be paid or reimbursed, by Sempra or any of its direct or indirect Subsidiaries that are included in the Guarantor’s Consolidated Net Income.
     “Merger Transaction” shall mean the merger of EMS Holdings Corp., a Delaware corporation, and an indirect wholly owned subsidiary of Sempra, with and into the Guarantor, with the Guarantor being the surviving corporation in such merger transaction, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 25, 2008, by and among Sempra Energy, EMS Holding Corp. and EnergySouth, Inc.
     “Sempra” means Sempra Energy, a California corporation.
     Section 1.3. The Trustee and the Noteholders hereby waive the requirement under Section 3.04 of the Indenture that the Company deliver a Company Notice to the Trustee and the holders of the Notes regarding the Change of Control occurring in connection with the Merger Transaction. The foregoing waiver extends solely to the notice requirement identified in the preceding sentence, and no waiver of any other covenant, term or provision of the Indenture is granted or implied herein.
Section 2. Representations and Warranties of the Guarantor.
     To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Guarantor represents and warrants to the Noteholders that:
     (a) this Amendment has been duly authorized, executed and delivered by the Guarantor and this Amendment constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

EnergySouth, Inc.	First Amendment to Guaranty
     (b) the Guaranty, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
     (c) the execution, delivery and performance by the Guarantor of this Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter or by-laws, or any other agreement or instrument to which the Guarantor is bound or by which the Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor;
     (d) no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Amendment;
     (e) no Default or Event of Default has occurred which is continuing; and
     (f) since September 30, 2007, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 3. Conditions to Effectiveness of This Amendment.
     This Amendment shall become effective and binding upon the Guarantor and the Noteholders on the Effective Date upon the Noteholders’ acceptance in the space below and upon the satisfaction in full of each and every one of the following conditions:
     (a) executed counterparts of this Amendment, duly executed by the Guarantor and the holders of at least 51% in aggregate principal amount of the outstanding Notes (the “Required Noteholders”) and acknowledged by the Trustee, shall have been delivered to the Trustee and each of the Noteholders;
     (b) the Merger Transaction shall have been consummated; and
     (c) the representations and warranties of the Guarantor set forth in Section 2 hereof shall be true and correct on and with respect to the date hereof, and execution of this Amendment by the Guarantor shall constitute its certification of the same.

EnergySouth, Inc.	First Amendment to Guaranty
Upon receipt or satisfaction of all of the foregoing, this Amendment shall become effective.
Section 4. Payment of Counsel Fees and Expenses.
     The Guarantor agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, special counsel to the Noteholders, in connection with the preparation, negotiation, execution and delivery of this Amendment.
Section 5. Miscellaneous.
     Section 5.1. This Amendment shall be construed in connection with and as part of the Guaranty, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Guaranty are hereby ratified and confirmed and remain in full force and effect.
     Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Guaranty without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.
     Section 5.3. The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     Section 5.4. This Amendment shall be governed by and construed in accordance with the laws of the State of Alabama.
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EnergySouth, Inc.	First Amendment to Guaranty
     Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

EnergySouth, Inc.

By	/s/ Charles P. Huffman Name: Charles P. Huffman
Title: Executive Vice President and Chief Financial Officer

EnergySouth, Inc.	First Amendment to Guaranty

Noteholders:

John Hancock Life Insurance Company

By	/s/ Adam T. Wise Name: Adam T. Wise
Title: Director

John Hancock Variable Life Insurance Company

By	/s/ Adam T. Wise Name: Adam T. Wise
Title: Director

EnergySouth, Inc.	First Amendment to Guaranty

Prudential Retirement Insurance and
Annuity Company

By: Prudential Investment Management, Inc.
as investment manager

By	/s/ Brian N. Thomas Name: Brian N. Thomas
Title: Vice President

EnergySouth, Inc.	First Amendment to Guaranty

Modern Woodmen of America

By	/s/ Douglas A. Pannier Name: Douglas A. Pannier Title: Portfolio Manager—Private Placements

EnergySouth, Inc.	First Amendment to Guaranty

Acknowledged and agreed:

Regions Bank, as trustee under the Trust
Indenture and Security Agreement dated as of December 1, 2000

By	/s/ Barbara M. Hory Name: Barbara M. Hory
Title: Vice President & Corp Trust Officer

EnergySouth, Inc.	First Amendment to Guaranty

Acknowledged and agreed:

Bay	Gas Storage Company, Ltd.

By	EnergySouth Midstream, Inc.,
f/k/a Energy South Storage Services, Inc.,
f/k/a MGS Storage Services, Inc.,
its Sole General Partner

By	/s/ Charles P. Huffman Name: Charles P. Huffman
Title: Executive Vice President and Chief Financial Officer